Exhibit 10.12

PRODUCT MANUFACTURE AND SUPPLY AND FACILITY CONSTRUCTION AGREEMENT
Between
BIOVECTRA INC.
And
KERYX BIOPHARMACEUTICALS, INC.

This product manufacture and supply and facility construction agreement (“Agreement”) is made and entered into on the date of last signature by and between BioVectra Inc., with its registered offices at 11 Aviation Avenue, Charlottetown, PEI, C1E 0A1, Canada (“BioVectra”) and Keryx Biopharmaceuticals, Inc., with its offices at One Marina Park Drive, 12th floor, Boston, Massachusetts, USA, 02210 (“Keryx”).

WHEREAS, BioVectra has the capability to manufacture and in the past has manufactured GMP-grade quantities of Keryx’s proprietary active pharmaceutical ingredient, ferric citrate drug substance, at BioVectra’s API Facility, pursuant to the Manufacture and Supply Agreement (as defined herein below);

AND WHEREAS, Keryx desires to purchase certain quantities of Product (as defined herein below) from BioVectra over a defined period of time and BioVectra is willing to construct a facility for the manufacture of Product and to supply Product to Keryx on the terms and conditions provided herein.

NOW THEREFORE, in consideration of the mutual covenants hereafter set forth, the Parties hereto mutually agree as follows:

1.	Definitions. Unless this Agreement expressly provides to the contrary, the following terms, whether used in the singular or plural, have the respective meanings set forth below

a.
Affiliate means, with respect to either Party, any other corporation or business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Party. For purposes of this definition, the term “control” means direct or indirect ownership of more than fifty percent (50%) of the securities or other ownership interests representing the equity voting stock or general partnership or membership interest of such entity or the power to direct or cause the direction of the management or policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

b.	API Facility means [***].

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

c.
Applicable Law means all applicable ordinances, rules, regulations, laws, guidelines, guidances, requirements and court orders of any kind whatsoever of any Authority, as amended from time to time, including GMP.

d.
Authority means any government regulatory authority responsible for granting approvals for the performance of the Parties’ obligations under this Agreement or for issuing regulations pertaining to the manufacture and/or use of Product in the intended country of use, including the U.S. Food & Drug Administration (“FDA”).

e.
Batch means a specific quantity of Product that is intended to be of uniform character and quality, within specified limits, and is produced during the same cycle of manufacture as defined by the applicable Batch record.

f.
BioVectra Technology means the Technology of BioVectra (i) existing prior to the Effective Date; or (ii) developed or obtained by or on behalf of BioVectra independent of this Agreement and without reliance upon the Confidential Information of Keryx.

g.	Business Day means all days excluding Saturdays and Sundays and any other public holiday in either Canada or the US.

h.	Certificate of Analysis means a document signed by an authorized representative of BioVectra, describing Specifications for, and testing methods applied to, Product, and the results of testing.

i.
Certificate of Compliance means a document signed by an authorized representative of BioVectra, certifying that a particular Batch was manufactured in accordance with GMP, all other Applicable Law, the Manufacturing Procedure, and the Specifications.

j.
CMC shall mean the chemistry, manufacturing, and controls section(s) and data in any Health Registration(s) that covers the chemical composition of a given Product and its components and the control and Manufacturing Procedure for any Products and their components, as may be amended or supplemented from time to time.

k.	Effective Date is date of set forth in the opening paragraph.

l.	Equipment means all major process equipment used in the manufacture of Product as defined in the Conceptual Design.

m.	Facility has the meaning set forth in Section 2.a.

n.	Facility Reimbursement Payment means the amount of the Facility Construction Cost to be reimbursed by Keryx in accordance with Section 2.o. and is calculated as follows: Facility Construction Cost:
[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[***] minus ten million US dollars ($10,000,000), which represents the total amount potentially achieved by BioVectra upon timely completion of milestones pursuant to Section 2.l.
Additionally, if the Facility Construction Cost is more than [***] over the Estimated Facility Cost, the Facility Reimbursement Payment shall be further reduced by half of the amount that is more than [***] of the Estimated Facility Cost in accordance with Sections 2.e. and 2.m.

o.	Facility Reimbursement Fee means [***].

p.
GMP means current Good Manufacturing Practices, which are requirements for the quality system under which Products will be manufactured. Those practices are laid down in guidelines and regulations including [***].

i.
Health Registration shall mean the technical, medical and scientific licenses, registrations, authorizations and/or approvals of a Product that are required by any national, supra-national (e.g., the European Commission or the Council of the European Union), regional, state or local Authority or other governmental entity, for the manufacture, use or sale of the subject Product.

q.
Improvements means all Technology and discoveries, inventions, developments, modifications, innovations, updates, enhancements, improvements, writings or rights (whether or not protectable under patent, trademark, copyright or similar laws) that are conceived, discovered, invented, developed, created, made or reduced to practice in the performance under this Agreement.

r.
Keryx Supplied Materials means those materials and equipment, if any, supplied by, or on behalf of, Keryx to BioVectra for use in the manufacture of Product hereunder (including any raw materials). Keryx Supplied Materials shall at all times remain the property of Keryx (and BioVectra shall ensure that no pledges, liens, restrictions, claims, charges, security interests or other encumbrance are placed on such Keryx Supplied Materials).

s.
Keryx Technology means (i) Keryx Supplied Materials and any intermediates, components, or derivatives thereof; (ii) Product and any intermediates, components, or derivatives of Product; (iii) Specifications; and (iv) the Technology of Keryx (A) existing prior to the Effective Date, or (B) developed or obtained by or on behalf of Keryx independent of this Agreement and without reliance upon the Confidential Information of BioVectra.

t.
Manufacture and Manufacturing (whether or not capitalized) means any steps, processes and activities necessary to produce Product including the manufacturing, processing, packaging, labeling, quality control testing, stability testing, release, storage, shipping or supply of Product.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

u.	Manufacture and Supply Agreement means the Manufacture and Supply Agreement, as amended, between BioVectra and Keryx dated May 26, 2017.

v.
Manufacturing Procedure means the agreed upon manufacturing process as detailed in mutually approved batch production records and Batch Documentation including the testing plan, used by BioVectra to manufacture the Product.

w.	Metric Tons or MT means one thousand kilograms.

x.	Party or Parties means one or both Keryx and BioVectra, as the context indicates.

y.
Product(s) means GMP-grade quantities of Keryx’s proprietary active pharmaceutical ingredient, ferric citrate drug substance, manufactured by BioVectra in the Facility and supplied to Keryx pursuant to the terms of this Agreement.

z.	Quality Agreement means the Quality Agreement executed by the Parties, and attached hereto as Appendix 3, and as amended and updated by mutual approval from time to time.

aa.
Records are all records (including reports, accounts, notes, raw data, and records of all information and results obtained from performance of BioVectra’s activities under this Agreement) of all work done by BioVectra under this Agreement, in form and substance as specified in the applicable purchase order, the Quality Agreement, and this Agreement.

bb.
Reprocess and Reprocessing means introducing a Product back into, and repeating appropriate manipulation steps that are part of, the established Manufacturing Procedure. Continuation of a process step after an in-process control test shows the process to be incomplete is not considered reprocessing.

cc.	Rework and Reworking means subjecting a Product to one or more processing steps that are different from the established Manufacturing Procedure.

dd.	Specification(s) shall mean the specifications for Product as attached hereto in Appendix 2, as may be amended from time to time by the mutual agreement of both Parties.

ee.
Substantial Completion means the Facility is complete and the Equipment meets installation and operation qualification for commercial production of Product as evidenced by a certified engineer mutually agreed upon by both Parties.

ff.
Supply Term means the period during which Keryx is ordering Product from BioVectra, BioVectra is manufacturing Product for Keryx, and BioVectra is delivering Product to Keryx. The Supply Committee will provide the Parties with [***] notice prior to the expected start of the Supply Term, which will commence

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

after Substantial Completion on manufacture of Product for validation and, at the Effective Date, is estimated to begin in [***], and run until expiration of the Term (as defined in Section 10.a), or earlier termination thereof as provided herein.

gg.
Supporting Documentation means authorizations, certificates, methodologies, raw material specifications, SOPs, standard test methods, and other documentation in the possession or under the control of BioVectra relating to the development and/or manufacture of Product (or any intermediate or component of Product).

hh.
Technology means all methods, techniques, trade secrets, copyrights, know-how, data, documentation, regulatory submissions, specifications and other intellectual property of any kind (whether or not protectable under patent, trademark, copyright or similar laws).

ii.	Working Capacity means the net Product output of the Facility at a maximum annual operational time of [***] and will be no less than [***] per calendar year.

2.	Construction of Facility

a.
BioVectra will construct a production facility in Charlottetown, Prince Edward Island, Canada with the Working Capacity and designed for an expanded working capacity of [***] per year (the “Facility”) for manufacturing of Product in accordance with all Applicable Law of the Territory. The Facility, which will be an expansion of the site where the API Facility is located, will be approximately [***] square feet in area, to be confirmed after completion of conceptual engineering design work. A site plan thereof will be mutually approved by the Parties in writing, within [***] days of being published. BioVectra will use its best efforts to complete the construction of the Facility in accordance with the timelines in the Conceptual Design and, later, the Final Design. Keryx acknowledges that the projected timeline is BioVectra’s good faith best estimate and is subject to review after completion of conceptual engineering design work. Keryx will review the output of the conceptual engineering design work submitted by BioVectra and provide comments within [***] days of receipt. BioVectra will give due consideration to any comments provided by Keryx regarding such matters.

b.
The output of the conceptual engineering design work (the “Conceptual Design”) will include a final timeline (the “Timeline”) for and be the basis of the construction of the Facility, and such Conceptual Design will be approved, within [***] days of delivery to Keryx, by both Parties, in writing. BioVectra acknowledges that time is of the essence in its performance of this Agreement.

c.
The Conceptual Design will serve as the basis for the initiation of construction and preparation of final design work. BioVectra will create, from the Conceptual Design, the final design plan (“Final Design”). The Supply Committee will review on a rolling basis outputs from the Final Design work submitted by BioVectra. The Supply

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Committee will approve outputs of the Final Design Work within a reasonable time, not to exceed [***] days.

d.
The Final Design shall include where applicable, without limitation, the plans, drawings, Facility construction specifications, manuals and related materials, and all addenda, changes and modifications thereto, required for procuring or constructing the Facility and rendering the Facility fully operational. The Final Design shall describe with specificity all elements, details, components, materials, and other information necessary for the sourcing, fabrication, installation and integration of the Facility such that, upon completion, the Facility: (a) is fully operational for the intended purposes; (b) conforms to the conceptual engineering design work, Final Design, photographs, plans, designs, drawings, Facility construction specifications, reports, and other documents relating thereto (collectively, the “Design Documents”); (c) meets all Facility construction specifications; and (d) has received all regulatory approvals of all applicable Authorities required to render the Facility functionally and legally usable for its intended purposes. The Final Design shall be accurate, coordinated, and acceptable for the sourcing of Equipment, materials, and components and for construction of the Facility and shall be in conformity and compliance with all Applicable Law.

e.
BioVectra will be responsible for constructing the Facility, which includes but is not limited to all work related to the procurement, design, project management, installation, assembly, commissioning, and validation of the Facility and all Equipment, and for financing all costs associated with constructing the Facility (“Facility Construction Cost”). As of the Effective Date it is estimated that the Facility Construction Cost will be approximately [***]) (“Estimated Facility Cost”), which may be revised in a duly-executed amendment to this Agreement pursuant to Section 11.l. hereof. BioVectra will confirm the Estimated Facility Cost upon completion and mutual approval of the Conceptual Design pursuant to Section 2.b. During the course of construction, BioVectra will notify Keryx in writing of potential cost variances which may increase or decrease the Facility Construction Cost by [***] of the Estimated Facility Cost within [***] days of its awareness of the foregoing and will work together in good faith to resolve, to the extent possible, the cost increases. Any cost savings will bring the Facility Construction Cost below the Estimated Facility Cost, thereby decreasing the Facility Reimbursement Payment accordingly. The Parties will share equally all cost increases that bring the Facility Construction Cost more than [***] over the Estimated Facility Cost; however, BioVectra will not be responsible to share in cost increases which result from the decision by Keryx to deviate from the approved Conceptual Design. Any true-ups will happen in accordance with Section 2.o. below.

f.
Within [***] of Substantial Completion, the Parties will engage a mutually-agreed independent regulatory expert (a “Regulatory Expert”) of recognized standing in the industry to perform a mock FDA audit of the Facility. If the audit of the Facility determines that due to BioVectra’s failures, the Facility is not prepared for

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

commercial manufacture and deficiencies identified cannot be cured in [***] of the last date of the audit, the Facility Reimbursement Payment will be reduced by [***] in the next true-up period pursuant to Section 2.o. Consent to the appointment of such Regulatory Expert will not be unreasonably withheld or delayed by either Party. Both Parties shall cooperate with the Regulatory Expert’s reasonable requests for assistance in connection with its evaluation hereunder. Both Parties shall be entitled to observe and obtain copies of all results of the Regulatory Expert’s evaluation. The findings of the Regulatory Expert shall be binding on the Parties, absent fraud or manifest error. The Parties shall split evenly the cost of the Regulatory Expert.

g.
With respect to all Equipment, BioVectra shall provide engineering project management and process validation, qualification support, installation and commissioning services. BioVectra shall manage the installation, commissioning and validation activities of such Equipment.

h.
BioVectra shall disclose to Keryx in writing within a reasonable time after Keryx’s written request: (i) all persons and entities proposed by BioVectra to produce, construct, fabricate or supply any component part of the Facility, including all Equipment; (ii) the location(s) where each component of the Facility, including all Equipment, will be produced, constructed or fabricated or from which such component shall be sourced; and (iii) any other information relating to sourcing and/or construction and assembly of the Facility which is reasonably requested by Keryx. BioVectra shall promptly pay to each Vendor the amount due for such Vendor's work, provided BioVectra shall have the right to withhold payment to any of its Vendors who have furnished defective, substandard, and/or incorrect materials, workmanship, or deliverables. Keryx shall have no obligation to pay, or cause the payment of, any money to any Vendor or any other party acting through, under or on behalf of BioVectra.

i.
BioVectra shall build, construct and assemble the Facility in strict accordance with the Design Documents, as may be updated, amended, or modified and otherwise in accordance this Agreement and all Applicable Law. Any material update, amendment or modification being either approved in writing by the Supply Committee within a reasonable time from receipt, not to exceed [***] days, or escalated for approval pursuant to Section 2.e.

j.
Not in limitation of any other provision of this Agreement, Keryx shall have the right of access to any of BioVectra’s and/or its Vendor’s plants (including the Facility) as may be necessary to allow Keryx to: (i) review BioVectra’s progress; (ii) verify that the Facility is being built, constructed and assembled so as to conform to the Design Documents, the Timeline, and this Agreement; and/or (iii) verify that a progress payment contingency has been completed. Payments to BioVectra under this Agreement shall not constitute acceptance or impede Keryx’s right to subsequently inspect the Facility or pursue remedies available to it.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

k.
The Parties shall provide their commercially reasonable efforts to minimize the costs of procurement, installation and commissioning of the Equipment. BioVectra shall provide Keryx with quotes and copies of all applicable invoices from Vendors, for the costs of procurement, transportation, installation, and commissioning of the Equipment.

l.
Over the course of the construction of the Facility Keryx will make payments to BioVectra within [***] days of receipt of an undisputed invoice at accountspayable@keryx.com. BioVectra will issue such invoices upon reaching the following milestones:

i.	Five million US dollars ($5,000,000 USD) on [***] by December 31, 2017;

ii.	[***]

iii.	[***].

If BioVectra does not complete a milestone by the corresponding date specified above, Keryx will not make the associated milestone payment, and BioVectra will forego such amount. Notwithstanding the foregoing, if there are delays that would affect the timing of the above milestone dates due to changes in the Conceptual Design, the Parties agree to postpone the milestone deadlines, without penalty to BioVectra, by a mutually agreeable timeframe. Further, Keryx will not unreasonably withhold authorizations required to progress construction at site.

m.
BioVectra will notify Keryx in writing of the Facility Construction Cost actually incurred by BioVectra and any details of the Facility Construction Cost reasonably requested by Keryx within [***] days following Substantial Completion of the Facility. While Keryx shall have no liability or obligation to finance the Facility Construction Cost, which shall be for the sole account of BioVectra, the Parties anticipate that BioVectra will recoup those costs through the combination of the premiums paid by Keryx on purchase of volumes of product under the [***], the milestone payments set out in Section 2.l; and the Facility Reimbursement Payment due under this Agreement. Any cost savings will bring the Facility Construction Cost below the Estimated Facility Cost, thereby decreasing the Facility Reimbursement Payment accordingly. The Parties will share equally all cost increases that bring the Facility Construction Cost more than [***] over the Estimated Facility Cost; however, BioVectra will not be responsible to share in cost increases which result from the decision by Keryx to deviate from the approved Conceptual Design.

n.
The Facility Reimbursement Payment will be reconciled by the Parties (for example due to a variance in the Facility Construction Cost from the Estimated Facility Cost, not achieving milestones or variance in purchases of product under the [***]), prior to commencement of Supply Term through an increase or decrease in the Facility Reimbursement Fee, an extension of the Pay Back Period, or alternate arrangement mutually agreed to in writing by both Parties. This Agreement will be amended to reflect any modification to the Facility Reimbursement Payment (and consequently

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Facility Reimbursement Fee), Pay Back Period, or other arrangement agreed to in writing by both Parties.

o.
Keryx will pay the Facility Reimbursement Payment over volumes of Product purchased over the [***] of the Supply Term (“Pay Back Period”). The Facility Reimbursement Payment will be prorated over [***] MT of Product forecasted by Keryx to be purchased during the Pay Back Period, prorated annually. The price of Product is set out in Appendix 1 which, for the Pay Back Period, has an associated Facility Reimbursement Fee. BioVectra will true-up, within [***] of months [***] (estimated to be [***]), [***] (estimated to be [***]) and [***] of the Pay Back Period (estimated to be [***]), for any underpayment or overpayment by Keryx due to the forecasted quantity of Product being more or less than quantities of Product actually purchased or for any overpayment by Keryx due to, for example: (i) the forecasted quantity of Product, or product, being less than quantities of Product, or product, actually purchased under this Agreement or the [***], respectively, or (ii) cost savings realized against the Estimated Facility Cost. BioVectra shall perform such true-up by sending to Keryx at accountspayable@keryx.com an associated invoice (for underpayments) or credit (for overpayments).

p.
To secure the expanded working capacity of the Facility, Keryx will notify BioVectra in writing of its intention to move forward with the expansion of the Facility to [***] working capacity within [***], or some other time frame as agreed in writing between the Parties. Once written notification from Keryx is received by BioVectra, the Parties will enter into negotiation on terms for capital investment and, as appropriate, extension of this Agreement. If such notification is not made within the agreed time frame, or Parties are not able to agree on terms for expansion within [***] of Keryx’s notification to BioVectra, BioVectra will have the right to use the expanded working capacity thereafter, as long as any use of the expanded working capacity does not interfere with Keryx’s quality and regulatory requirements for Product.

q.
Keryx will have, upon reasonable notice to BioVectra, the right to monitor, review and inspect the construction site for the Facility and the Facility under construction, including without limitation all equipment therein, any time during that construction and on and after the Substantial Completion of the Facility. BioVectra shall give due consideration to any comments provided by Keryx resulting from the monitoring, review and inspection of the construction site, Facility and equipment.

r.
After Substantial Completion, Parties will commence validation of the process as per the approved protocol. Product resulting from validation runs will be priced according to Appendix 1. BioVectra will deliver and the Parties will both sign a process validation report to mark the successful completion of validation and Facility readiness for commercial supply. Validation is based on the manufacturing procedure for product purchased under the Manufacture and Supply Agreement and the Specifications attached hereto in Appendix 2, unless otherwise agreed in writing by the Parties. Any changes to the Manufacturing Procedure or Specifications, will

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

need to be reviewed for impact to the validation process including, manufacturing schedule, release requirements or quality requirements and associated impact(s), including impacts to validation timing and costs, prior to implementation. The Parties will enter into separate written change order agreements for any changes to the Manufacturing Procedure or Specifications which impact validation timing and costs.

3.	Management

a.
Within [***] days after the Effective Date, Keryx and BioVectra shall establish a supply committee to facilitate regular and efficient communication between the Parties regarding their activities and issues relating to the design and construction of the Facility and the manufacture and supply of Product under this Agreement (“Supply Committee”). Keryx and BioVectra each shall designate [***] representatives with appropriate expertise to serve as members of the Supply Committee, which membership may change during the course of the various activities under this Agreement (i.e. during the design and construction phases of the Facility vs. the Product manufacture and supply activities thereafter). Each Party shall select [***] person appointed by it to the Supply Committee to serve as co-chair. Either Party may designate substitutes for its Supply Committee representatives to participate if one or more of such Party’s designated representatives are unable to be present at a meeting. A Party may replace its representatives serving on the Supply Committee from time to time by written notice to the other Party specifying the prior representative(s) to be replaced and the replacement(s) therefor. The co-chairpersons of the Supply Committee shall be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting. One of BioVectra’s Supply Committee representatives shall be responsible for preparing and issuing minutes of each meeting within [***] thereafter. Such minutes shall not be finalized until Keryx reviews and confirms with BioVectra the accuracy of such minutes in writing within [***] [***] after Keryx receives such minutes. If BioVectra does not receive any written comments on such minutes from Keryx within such [***] period, then such minutes shall be deemed to be approved by Keryx.

b.
The Supply Committee shall meet at least [***] until successful completion and validation of the Facility and the Manufacturing Procedure and thereafter once every [***], and more frequently as the Parties deem appropriate, on such dates, and at such places and times as the Parties shall agree. Both Parties may agree in writing to cancel one or more Supply Committee meetings. Meetings of the Supply Committee may be held by audio or video teleconference with the consent of each Party. Meetings of the Supply Committee that are held in person shall occur at such place as the Supply Committee may determine based on the agenda proposed for the meeting and the place of convenience as relating to the agenda items. The members of the Supply Committee also may be polled or consulted from time to time by means of electronic mail or correspondence, as deemed necessary or

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

appropriate. With the consent of each co-chair, other representatives of each Party or of third parties involved in the design and construction of the Facility and manufacture and supply of Product may attend meetings of the Supply Committee as non-voting participants.

c.
The Supply Committee shall operate by consensus. With respect to matters to be discussed by the Supply Committee, the representatives of each Party shall present a unified position on behalf of such Party. In the absence of consensus of Supply Committee members with respect to any matter before the Supply Committee, such matter shall be deemed not to have been approved by the Supply Committee and the matter shall be escalated to each Party’s senior management for review and consideration.

d.
In addition to its overall responsibility for overseeing the Parties’ activities with respect to design and construction of the Facility and manufacture and supply of Product under this Agreement, the Supply Committee shall in particular:

(a)    Review and update during design of Facility;
(b)    Review and update during construction of Facility;
(c)    Review qualification, engineering and validation of Facility, Product and methods;

(d)	Oversee manufacture and quality of Product, including labeling, packaging, logistics;
(e)    Discuss any changes to Manufacturing Procedure or Specifications;

(f)	Provide notification of expected commencement of Supply Term to the Parties per Section 1.ff.;
(g)    Oversee and coordinate regulatory activities;
(h)    Discuss changes to forecasts and supply schedule;

(i)
Oversee and discuss variances to the Estimated Facility Cost which amount to less than [***] variance, and notify and escalate to appropriate Keryx individuals of variances over [***] per Section 2.e.;

(j)	Oversee and agree Process Development Work and any resulting cost-sharing arrangements following cost reductions to the Manufacturing Procedure;

(k)	Oversee and agree certain aspects of termination of the Agreement pursuant to Section 10.b;

(l)	Oversee and address issues that may affect the Timeline;

(m)	Oversee any other aspects expressly contemplated by this Agreement or otherwise mutually agreed by the Parties in writing; and

(n)	Establish such working groups or sub-committees as it may choose from time to time to accomplish its purposes.

e.
The Supply Committee shall have only those powers set forth herein, and, without limiting the generality of the foregoing, shall not have any power to amend, modify or waive compliance with this Agreement.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.	Product Supply

a.
During the Term of this Agreement, BioVectra will manufacture Product, utilizing drying technology BioVectra considers proprietary (the “BV Drying Technology”), exclusively for Keryx for the US, Europe and any other market in which Keryx has license to sell (“Territory”). Without limiting Keryx’s purchase obligations below, nothing herein shall limit or prohibit Keryx from purchasing Product from any third party.

b.
BioVectra will, at its sole cost and expense, purchase all materials used in the Manufacture of Product (“Materials”). Keryx understands and acknowledges that BioVectra will rely on Keryx’s purchase orders and forecasts in ordering the Materials required to meet the purchase orders. In addition, Keryx understands that to ensure an orderly supply of Materials, BioVectra may want to purchase Materials in sufficient volumes to meet the production requirements for Products during part or all of the forecast or to meet the production requirements of any longer period agreed to by BioVectra and Keryx. Accordingly, Keryx authorizes BioVectra to purchase Materials for the first [***] contemplated in the most recent forecast to satisfy the Product supply requirements hereunder. BioVectra may make other purchases of Materials for longer periods, if agreed to in writing by the Parties, to satisfy the Product supply requirements hereunder.

c.
For the initial [***] months of the Supply Term, Keryx will submit a purchase order for a minimum of [***] of Product and for each [***] month period of the Supply Term thereafter (each a “Supply Period” and which are estimated to be [***] and, thereafter, calendar years [***]), Keryx to submit a purchase order for a minimum of [***] of Product (“Minimum Order Quantity”). If Keryx fails to submit a purchase order for the Minimum Order Quantity in any Supply Period, during the Supply Term, within [***] of the end of the Supply Period, BioVectra will perform a true-up and invoice Keryx for the difference between the Minimum Order Quantity and the actual quantity of Product purchased in that Supply Period multiplied by the price of Product. In the event that Keryx is unable to purchase the Minimum Order Quantity in any Supply Period due to BioVectra’s failure to perform its obligations under this Agreement, including BioVectra’s inability to manufacture Product on a commercial scale, supply Product from the Facility at the Working Capacity level or achieve timely delivery of Product, or due to force majeure, no amounts will be due to BioVectra hereunder regarding any such shortfall.

d.	The price of Product is set out in Appendix 1 and, for the Pay Back Period, has an associated Facility Reimbursement Fee.

e.
Keryx will provide BioVectra with a rolling [***] forecast (non-binding) of its annual volume requirements. Keryx will commence providing such rolling forecast at least [***] prior to Substantial Completion, following written notification from Supply Committee that such forecasting should commence, and update such forecast every

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[***] thereafter. [***] prior to start of a Supply Period (with Supply Committee giving Keryx prior written notice of commencement of the Supply Term pursuant to Section 1.ff.), Keryx will provide BioVectra with forecasted quarterly delivery requirements for that year bearing in mind the quarterly Manufacturing capacity of the Facility [***].

f.
Purchase and shipment of Product will be in response to binding written purchase orders submitted by Keryx according to process set out herein. Keryx will place a binding purchase order for all its quarterly requirements of Product at least [***] prior to the commencement of the quarter (with Supply Committee providing Keryx prior written notice of commencement of the Supply Term pursuant to Section 1.ff.). Keryx will place such purchase orders hereunder, intending, to the extent practicable, for the Product quantity requirements not to substantially differ from quarter to quarter.

g.
Purchase orders will be be confirmed by BioVectra for acceptance and delivery timing and BioVectra shall not reject any Keryx purchase orders for Product that fall within the [***] Working Capacity of this Agreement.

h.
If, after the first [***] batches manufactured in the Facility, BioVectra delivers less than [***] of the volume of Product ordered by Keryx in any quarter (to a maximum of the quarterly Working Capacity), BioVectra shall issue a credit to Keryx in the amount of [***] of the price of the quantities of Product not delivered by BioVectra in the given quarter, at a price of [***]. Keryx will notify BioVectra of such failure to deliver and BioVectra will post the credit to Keryx’s account within [***] days of Keryx’s notification. If there is a dispute as to the quantity delivered, the Parties will work in good faith towards prompt resolution.

i.
If, from [***] BioVectra delivers less than [***] of the volume of Product ordered by Keryx in a Supply Term (to a maximum of the current Working Capacity), BioVectra shall issue a credit to Keryx in the amount of [***] of the price of quantities of Product not delivered by BioVectra in the Supply Term at a price of [***]. Keryx will notify BioVectra of such failure to deliver and BioVectra will post the credit to Keryx’s account within [***] days of Keryx’s notification. If there is a dispute as to the quantity delivered, the Parties will work in good faith towards prompt resolution.

j.
Keryx shall submit to BioVectra a purchase order for each delivery of a given Product, and BioVectra shall fulfill such purchase order in accordance with this Agreement. Each purchase order shall be on such form of purchase order or document as agreed between the Parties from time-to-time in writing and shall include (a) the quantities of Product and (b) shipping instructions and destination(s) (and for clarity, Keryx may designate a designee to receive shipments (e.g., a distributor)). BioVectra shall be obligated to manufacture and supply such quantities of Product as are set forth

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in each purchase order and deliver such quantities in accordance with the mutually agreed upon delivery schedule. For the purposes of this Agreement, “delivery” of Product means release of Product and provision of documentation by BioVectra pursuant to Section 5.b.. BioVectra shall, within [***] of receipt of a purchase order, confirm in writing that the purchase order has been accepted and the mutually agreed upon delivery date(s) for the Product on such purchase order. BioVectra shall be required to accept the purchase orders (or portions thereof, as applicable) which are provided to BioVectra in accordance with the terms and conditions of this Agreement. In the event that the terms of any purchase order or purchase order acceptance are not consistent with this Agreement, the terms of this Agreement shall prevail.

k.	Process Development.

i.
Whether initiated by Keryx, BioVectra, or a joint effort of the two Parties, BioVectra may, at Keryx’s cost, from time to time and with the prior written agreement of Keryx, engage in Process Development Work. “Process Development Work” means the conduct by BioVectra of activities to develop, confirm and/or refine processes for producing the Product and/or activities to develop, optimize and/or scale-up a manufacturing process suitable for GMP Manufacture of the Product. A Party wanting to initiate Process Development Work will bring a proposed plan to the Supply Committee for consideration, approval, and further development. The Supply Committee will receive regular updates regarding the Process Development Work and generally oversee its progress. Any Improvements to the Manufacturing Procedure will be the sole and exclusive property of Keryx.

ii.
Following completion of any Process Development Work, BioVectra shall within the timeline approved by the Supply Committee provide Keryx with a final written report on the development work completed, including, if called for in the written project plan agreed by the Supply Committee for the Process Development Work, the impact of any such Process Development Work on the costs to Manufacture Product.

iii.
If called for in the written project plan agreed by the Supply Committee for the Process Development Work, BioVectra shall perform one or more process development runs and Manufacture non-GMP process development batches of Product in accordance with the project plan. BioVectra will provide the services to perform such process development runs and produce such process development batches in accordance with the project plan. BioVectra shall provide Keryx with all process development batches requested by Keryx that result from any partial or completed process development runs. While there will be no final specifications for acceptance of process development batches, the Parties will mutually agree on certain target quality attributes, to be set forth in the applicable project plan. BioVectra shall provide analytical testing of the batch as agreed by the Parties

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in each project plan and will report the results to Keryx. Keryx shall have the right to make whatever further use of such process development batches as it shall determine, provided that such use does not violate any Applicable Law.

iv.
If, as a result of any Process Development Work, the cost to Manufacture Product is reduced (including a situation in which the yield is increased or cycle time is reduced), the Parties agree to share, [***], the resulting reduction in cost, subject to Keryx consenting to, and the implementation by BioVectra of, the process development improvements resulting from the Process Development Work. Notwithstanding the foregoing, before any cost benefits are shared [***] between the Parties, Keryx will recoup the amounts paid to BioVectra to cover the Process Development Work costs via a mutually agreed Price reduction arrangement.

v.
The Parties shall mutually agree on the proposed plan for Keryx’s reimbursement and the data supporting the proposed reduction in cost. If the Parties disagree, they shall submit such dispute to an independent pharmaceutical manufacturing expert agreed by the Parties (an “Expert”) for evaluation, provided that both Parties shall be entitled to observe and obtain copies of all results of such evaluation. The Expert must be of recognized standing in the industry, and consent to the appointment of such Expert will not be unreasonably withheld or delayed by either Party. The Expert will determine the resulting cost reduction. Both Parties shall cooperate with the Expert’s reasonable requests for assistance in connection with its evaluation hereunder. The findings of the Expert shall be binding on the Parties, absent fraud or manifest error. The Parties shall split evenly the cost of the Expert.

l.
Non-Compete and Non-Use. Other than its pre-existing commitments to [***], during the Term and for [***] after expiry of Term (unless terminated by Keryx pursuant to Section 10.b.ii, 10.b.iii and for termination by BioVectra under Section 10.c.) BioVectra agrees that it will not, directly or with or on behalf of a third party, develop, market, advertise, promote, manufacture, supply, distribute, offer to sell or sell: (i) any Product (or any other product containing a bulk drug substance and/or final drug product which is the same as, or substantially similar to, the Product) or (ii) any products that are competitive with a Product for the control of serum phosphorus levels and/or iron deficiency in chronic kidney disease or that have the same mechanism of action (as reasonably determined by Keryx) for any other person or entity (other than for Keryx pursuant to this Agreement) without Keryx’s prior written consent. In all cases, under no circumstances will BioVectra (or any of its Affiliates) use any Keryx Technology, Improvements or Confidential Information of Keryx to manufacture, for itself or for any other person or entity other than for Keryx pursuant to this Agreement any product at any time, or for any other purpose other than for the manufacture of Product for Keryx hereunder, and such obligation

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

not to use any Keryx Technology, Improvements or Confidential Information of Keryx shall survive the expiration or termination of this Agreement.

5.	Product Quality, Disposition

a.
BioVectra will manufacture Product according to GMPs, Manufacturing Procedure, Specifications and quality requirements set forth in the Quality Agreement as well as in accordance with all Applicable Law (collectively, all the forgoing the “Manufacturing Requirements”). The Quality Agreement contains and governs all quality related matters and set forth the responsibility of the Parties with respect to certain tasks including change control, deviations, stability, complaints, records, sampling, testing, retaining of samples, release, as well as tasks related to regulatory reporting, investigations, and recalls. Each Batch of Product will be sampled and tested by BioVectra against the Specifications, and the quality assurance department of BioVectra will review the documentation relating to the manufacture of the Batch and will assess if the manufacture has taken place in compliance with the Manufacturing Requirements.

b.
In addition to any release requirements set forth in the Quality Agreement, BioVectra will release Product, against agreed upon Specifications and provision to Keryx of a Certificate of Conformance, Certificate of Analysis, certificate of origin (including a BSE / TSE statement), and copies of Batch deviations (collectively “Batch Documentation”) for each Batch of Product will be delivered to Keryx by electronic mail in the form of a PDF. BioVectra will provide to Keryx following the release of each batch, a PDF scan of the executed Batch records. Upon request, and at Keryx’s cost, BioVectra will also deliver to Keryx all Records and Supporting Documentation in the possession or under the control of BioVectra relating to the manufacture of each Batch of Product (or any intermediate or component of Product). Any scope changes to the manufacturing schedule, release requirements or quality requirements and associated impact(s), including impacts to costs, will be reviewed and assessed prior to implementation, and in all cases subject to the prior mutual agreement of both Parties.

c.
In addition to Section 5.a. above, as required by GMP, at release Product will be absent of any foreign particulate matter. Safety screening will be implemented by BioVectra as part of the Manufacturing Procedure to aid in the identification of foreign particulate matter. Absence of foreign particulate matter for the purposes of this Agreement shall be the absence of glass, metal, biological or polymeric material. Because Product contacts the glass, metal, and polymeric materials of the manufacturing surfaces as a condition of production, it is expected and understood that these surfaces can and will shed particles into Product at levels that are consistent with GMP (including 21CFR parts 210 & 211); equipment having been designed, fabricated and qualified to perform to pre-determined standards and materials of construction.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

d.
If particles larger than what would normally shed into Product are observed, Parties will investigate and evaluate risk of Product, and determine disposition. Any disputes between the Parties regarding whether Product conforms to GMP or the other requirements of the Agreement will be submitted to a neutral expert/laboratory for binding resolution pursuant to the procedures set forth below in Section 4.

e.
During each [***] period, one lot of Product will be placed on [***] [***] stability program which shall provide data necessary to support the annual product quality review (APQR). Any additional lots for stability will be considered outside of the scope of this Agreement and a separate quotation will be provided for costs of any additional lots requested.

f.
Facility Status. BioVectra shall, at its own cost and expense, ensure that at all times during the Term of this Agreement, the Facility is in a qualified and validated state appropriate for inclusion as a manufacturing site for Product as required by the applicable Authorities, Applicable Law, the Specifications and any Health Registrations and shall ensure that at all times there is sufficient capacity to manufacture Product ordered hereunder.

g.
Location of Manufacturing Activities. Notwithstanding anything to the contrary contained herein, all manufacturing activities shall occur at the Facility and BioVectra may not change to a different facility (for all or any portion of the manufacture of Product hereunder) unless consented to by Keryx in writing (in its sole discretion); provided, that in all cases no change of Facility shall relieve BioVectra of any of its obligations under this Agreement. BioVectra shall provide to Keryx supporting data in order to permit Keryx to amend its (and its Affiliate’s and designee’s, as applicable) regulatory filings to reflect any such change and shall otherwise cooperate in good faith with Keryx to comply with all regulatory obligations arising out of such changes (and BioVectra shall reimburse Keryx for all costs incurred in connection therewith).

h.
Person in Plant. At all times during the Term of this Agreement, Keryx shall be allowed to have [***] Representatives (“Keryx On Site Representatives”) on site at the Facility (including adequate temporary desk space and other reasonable resources available to these representatives during the periods they are at the Facility) and access to all applicable portions of the Facility (including the Manufacturing train), and all Records, for the purpose of observing, reporting on, and consulting as to the activities hereunder. The Keryx On Site Representatives shall be appropriately trained by Keryx (e.g., GMP training) and shall observe at all times BioVectra’s policies and procedures as they pertain to the facility, and comply with all reasonable directions of BioVectra in relation to the same. BioVectra may refuse or limit in its sole discretion at any time admission to the Facility, by any Keryx On Site Representative who fails to observe policies or comply with reasonable directions.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

i.
Quality Agreement. In the event of any discrepancy or inconsistency between the tasks listed in such Quality Agreement and the terms of this Agreement, the terms of the Quality Agreement will govern with respect to quality matters and other similar matters, and the terms of this Agreement shall govern with respect to all other matters; provided, that the Quality Agreement may not be interpreted or construed by either Party as amending or modifying in any way any terms of this Agreement except those terms specifically governed by the Quality Agreement. The Quality Agreement may be modified or amended by the Parties, in writing; provided, that such modification or amendment shall not be deemed to modify or amend the terms of this Agreement.

j.
Batch Failure. BioVectra agrees to notify Keryx within [***] of discovery after any Batch failure which could result in BioVectra’s inability to meet the agreed upon delivery dates, or of learning of any failure of any Batch of Product to meet Specifications or the Manufacturing Requirements or if BioVectra has any other safety or efficacy concerns with respect to a Batch of Product. BioVectra agrees not to Reprocess or Rework any Batch of Product, or any intermediate in the manufacture of Product, without the prior written approval of Keryx in writing (in its sole discretion). Should Keryx provide such approval, BioVectra will Reprocess or Rework the affected Batch(es) or intermediate(s) in the manufacture of Product at its own cost. BioVectra will schedule any Reprocess or Rework as determined by BioVectra, according to its most efficient manufacturing schedule.

k.
Sarbanes-Oxley Compliance. Without limiting the foregoing, if and to the extent reasonably necessary to ensure Keryx’s continuing compliance with the requirements of the Sarbanes-Oxley Act of 2002 (as determined by Keryx in its sole discretion), BioVectra shall, at Keryx’s request, provide the appropriate report(s) as established by the Statement on Standards for Attestation Engagements No. 16 (SSAE 16) (or its successor standard), and other report(s) as requested by Keryx covering the manufacturing services provided by BioVectra to Keryx. The audit will be performed at BioVectra’s expense and audit findings shall be provided to Keryx on an annual basis consistent with SSAE 16 (or its successor standard) and with the requirements of the Keryx. The report should be prepared by a public accounting firm that is reasonably acceptable to Keryx (preferably one of the Big Four – Deloitte, Ernst & Young, KPMG or PricewaterhouseCoopers). Any material weaknesses in BioVectra’s internal controls revealed by the audit will be promptly remedied by BioVectra.

l.
Filing and Maintenance of the Health Registrations. As between the Parties, Keryx shall have the sole right to prepare and file for the Health Registrations, including the CMC, with the applicable Authorities, and, for clarity, BioVectra shall have no right to do so and shall not communicate with any Authorities in connection with any Health Registration. If determined by Keryx (in its sole discretion), Keryx shall have the right to include a designation of BioVectra and the Facility as a manufacturer and manufacturing site of Product in the applicable Health Registrations.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

m.
CMC Information. Keryx, in its discretion, may provide BioVectra with CMC information applicable to BioVectra for BioVectra to manufacture Product in accordance with this Agreement and the Health Registrations, and BioVectra shall comply with all such CMC information in performing its activities hereunder. Any changes to CMC section after the effective date of this Agreement, will need to be reviewed for scope changes to the manufacturing schedule, release requirements or quality requirements and associated impact(s), including impacts to costs prior to implementation. For clarity, all CMC information shall be considered Confidential Information of Keryx hereunder.

n.
Regulatory Support for Maintaining Filings. For filings that occur after the Facility has been approved by the FDA, BioVectra shall perform, at Keryx’s cost at BioVectra’s FTE hourly rate, [***], (BioVectra’s FTE rate will be updated and posted to Keryx every [***]), the activities (including tests and also including at Keryx’s request, preparing documents to support CMC modules for filing or filing related support for the Health Registrations) in connection with the receipt and maintenance of the Health Registrations as requested in writing by Keryx from time to time, which activities shall be performed by BioVectra in compliance with all Applicable Law. In all cases, BioVectra shall be prepared for any and all inspections, including pre-approval inspections, by Authorities. Without limitation of the foregoing, BioVectra shall provide Keryx with such information and assistance as Keryx may reasonably request, at Keryx’s cost, for purposes of applying for and maintaining all relevant Health Registrations for Product including providing Keryx with all reports, authorizations, certificates, methodologies, specifications and other documentation in the possession or under the control of BioVectra (or any of its Affiliates) relating to the pharmaceutical/technical development and/or manufacture of Product or any component thereof. BioVectra hereby grants Keryx an irrevocable, perpetual, worldwide, fully paid-up license, with the right to grant sublicenses (through multiple tiers) to use such information, data and other BioVectra Technology reflected in such documentation for the purpose of obtaining and maintaining the Health Registrations for Product as well as a right of reference to any regulatory approvals of BioVectra for use in connection with Product.

o.
Communications by Keryx. For purposes of clarity, nothing in this Agreement, including the provisions of this Section 5, shall restrict the right of Keryx (or its Affiliates or other designees) from taking an action that it deems to be appropriate or required by Applicable Law with respect to Product, including making a timely report to a given Authority with respect to Product.

6.	Shipment, Payment, Recalls

a.
BioVectra will invoice Keryx for Product upon Product [***] delivery by BioVectra. Keryx will pay for invoices less any holdback for disputed amounts, within [***] of invoice receipt. Transfer of ownership and, for the purposes of this Agreement

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“delivery” of Product, shall occur upon completion of the following: [***]. All invoices shall be submitted electronically to accountspayable@keryx.com and addressed to Keryx Biopharmaceuticals, Inc., Attn: Accounts Payable, One Marina Park Drive, 12th Floor, Boston, MA 02210 USA.

b.
Keryx will be responsible for the shipping costs, customs, duties, clearances and fees for the shipment of Product from the Facility to Keryx's assigned destination. Keryx will also be responsible for the costs to insure Product while in storage at BioVectra if Keryx has requested that BioVectra store the Product rather than ship it after release. After Product delivery, Keryx will review the documentation received pursuant to Section 5.b. and, within [***] calendar days, either (i) provide a written authorization to ship, or (ii) reject Product in accordance with Section 6.d. Once BioVectra has received a written authorization to ship from Keryx, BioVectra shall promptly comply with Keryx’s shipping instructions. For the avoidance of doubt, BioVectra shall not ship Product from the Facility until either it has received Keryx’s written authorization to ship or more than [***] calendar days have passed since Product delivery. If so requested by Keryx, BioVectra shall store Product on site at the Facility for up to [***] days post delivery free of charge. Whether or not Product has shipped from the Facility, Keryx does not waive its right to reject the Product under Section 6.d. by not providing such rejection within the aforementioned [***] period.

c.
Any services requested that are beyond the activities related to design and construction of the Facility, manufacture of Product or the ordinary support of the obligations of this Agreement, including changes to Products as specified for reasons other than to uphold compliance to the Quality Agreement, will be considered ad hoc services. BioVectra will charge Keryx according to at BioVectra’s FTE hourly rate, [***], (BioVectra’s FTE rate will be updated and posted to Keryx every [***]) for any such ad hoc services.

d.
Keryx shall have [***] days from date of delivery to inspect Product for conformance to agreed upon Specifications and Manufacturing Requirements. Keryx will review the Batch Documentation for each Batch of Product and may test samples of the Batch of Product against the Specifications. During this review period, the Parties agree to respond promptly, but in any event within [***], to any reasonable inquiry or request for a correction or change by the other Party with respect to such Batch Documentation. Keryx has no obligation to accept a Batch if such Batch does not comply with the Manufacturing Requirements. If Keryx rejects a Batch of Product or a portion thereof pursuant to this section for failure to meet Specifications or other Manufacturing Requirements, Keryx will inform BioVectra of the reason in writing. If BioVectra confirms that the Product(s) shall be rejected for failure to meet the Specifications or otherwise fail to conform with the Manufacturing Requirements or the independent testing lab or GMP consultant determines their has been a failure to meet the Specifications or conform with the Manufacturing Requirements, then BioVectra will, at Keryx’s sole option (i) expeditiously replace the Product, at

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

BioVectra’s sole cost and expense, including the cost of any Keryx Supplied Materials, according to a schedule to be agreed upon between the Parties; (ii) Rework or Reprocess the Non-conforming Product, at BioVectra’s cost and expense, so that the Batch can be deemed to have been manufactured in compliance with the Manufacturing Requirements; or (iii) refund in full the fees and expenses paid by Keryx for such Batch, including the cost of any Keryx Supplied Materials. Moreover, the Parties will meet to discuss, evaluate and analyze the reasons for and implications of the failure to comply with the Manufacturing Requirements.

e.
If BioVectra does not agree with Keryx’s rejection of the Products, the difference of opinion shall be first negotiated in good faith by the Parties through their quality assurance representatives, who will attempt in good faith to resolve any such disagreement and Keryx and BioVectra will follow their respective SOPs to determine the conformity of the Product to the Manufacturing Requirements. If such dispute is not resolved within [***] days after BioVectra’s receipt of Keryx’s written notice of its disagreement, the Parties shall submit such dispute to a mutually acceptable independent third party laboratory for such laboratory’s determination as to whether Product meets or fails to meet Specifications and/or mutually acceptable independent GMP consultant in the case of an alleged failure to comply with GMP or any of the other Manufacturing Requirements, as appropriate. The laboratory and consultant, as applicable, must be of recognized standing in the industry, and consent to the appointment of such laboratory and consultant will not be unreasonably withheld or delayed by either Party. Such laboratory will use the test methods contained in the applicable Specifications. The determination by the third party laboratory will be final binding on the Parties absent manifest error on the laboratory’s part, in which event the laboratory will again run the test or the Parties will promptly select another third party laboratory meeting the criteria above to run the test. The Party determined to have incorrectly assessed the Product’s compliance with the Specifications or other Manufacturing Requirements shall bear all of the costs and expenses of the laboratory and/or consultant, as applicable, incurred in making such determination will be paid by the Party against whom the determination is made. The ultimate disposition of non-conforming Product will be the responsibility of Keryx’s quality assurance department.

f.	Keryx will have the responsibility for handling customer returns of the Products. BioVectra will give Keryx any assistance that Keryx may reasonably require to handle the returns.

g.
If a Recall or return results from, or arises out of, a failure by BioVectra to provide Product that conforms to the Specifications or other Manufacturing Requirements, in addition to the amounts payable under this Agreement, BioVectra will also be responsible for the documented out-of-pocket expenses of the Recall or return. If the Parties disagree about whether Product conforms to the Specifications or other Manufacturing Requirements, then they shall be submitted to a neutral expert/

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

laboratory for binding resolution pursuant to the procedures set forth in Section 6.e. above.

h.
If Product is recalled because the Product manufactured and released by BioVectra deviates from the Specifications or otherwise does not meet the Manufacturing Requirements, Keryx shall have the right to avail itself of the remedies set forth in Section 6.d. above.

7.	Warranties, Indemnifications

a.	BioVectra warrants and represents that:

i.	BioVectra is a corporation duly organized, validly existing and in good standing under the laws of the Prince Edward Island, Canada;

ii.
BioVectra has full right, power and authority to enter into this Agreement, and that the execution and performance of this Agreement shall not constitute a violation of any material covenant of restriction, or breach of any obligation under any other agreement, contract, commitment, rule, or regulation to which BioVectra is a party or by which BioVectra is bound;

iii.	the Products supplied to Keryx shall meet all the Manufacturing Requirements;

iv.	when delivered, Keryx will have good and marketable title, free and clear of any liability, pledge, lien, restriction, claim, charge, security interest and/or other encumbrance, to all Product;

v.	the work hereunder will be performed with requisite care, skill and diligence, by individuals who are appropriately trained and qualified and in facilities suited for such work;

vi.
the conduct and the provision of the work hereunder, including use of any BioVectra Technology, will not violate any patent, trade secret or other proprietary or intellectual property rights of any third party and BioVectra will promptly notify Keryx in writing should BioVectra become aware of any claims asserting such violation; and

vii.
BioVectra and its officers and directors and any person or entity engaged by BioVectra in connection with the manufacture of Product or performance of any other obligations under this Agreement: (i) have not been debarred and are not subject to a pending debarment pursuant to section 306 of the United States Food, Drug and Cosmetic Act, 21 U.S.C. § 335a; (ii) are not ineligible to participate in any federal and/or state healthcare programs or federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. § 1320a-7b(f)); (iii) are not disqualified by any government or regulatory authorities from performing specific services, and are not subject to a pending disqualification proceeding; and (iv) have not been convicted of a criminal offense related to the provision of healthcare items or services and are not subject to any such pending action. BioVectra will notify Keryx immediately if BioVectra and its officers and directors and any person or entity engaged by BioVectra in connection with the manufacture of Product

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or performance of any other obligations under this Agreement is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best of BioVectra’s knowledge, is threatened

b.	Keryx warrants and represents that:

i.	Keryx is duly organized validly existing and in good standing under the laws of Delaware, USA;

ii.
Keryx has full right, power and authority to enter into this Agreement, and that the execution and performance of this agreement shall not constitute a violation of any material covenant or restriction, or breach of any obligation under any other agreement, contract, commitment, rule, or regulation to which Keryx is a party or by which Keryx is bound;

iii.
To the knowledge of Keryx, the provision of and use of any Keryx Technology will not violate any patent, trade secret or other proprietary or intellectual property rights of any third party and Keryx will promptly notify BioVectra in writing should Keryx become aware of any claims asserting such violation; and

iv.	Keryx has or will maintain all the necessary qualified personnel, equipment, materials, quality systems recall procedures, facilities and support to maintain performance hereunder.

c.
Indemnity. BioVectra will defend, indemnify, and hold Keryx and its directors, officers, employees, agents and Affiliates (all the foregoing “Keryx Indemnitees”), harmless from any and all losses, liabilities, judgments, fines, penalties, damages and reasonable out-of-pocket expenses, including reasonable attorney’s fees and costs (all the foregoing “Losses”), arising from or related to any and all third-party related claims, actions, suits or proceedings (all the foregoing “Third-Party Claims”) arising as a result of the negligent design and/or negligent construction of the Facility, negligent manufacturing of the Product(s), breach of this Agreement, including any representations or warranties, or negligence or willful misconduct by any BioVectra Indemnitee, except to the extent that such Losses result from negligence or willful misconduct of a Keryx Indemnitee. Keryx will defend, indemnify, and hold BioVectra and its directors, officers, employees, agents and Affiliates (all the foregoing “BioVectra Indemnitees”), harmless from any and all Losses arising from or related to any and all Third-Party Claims arising as a result of (i) the marketing, distribution and sale of the final drug product incorporating the Product(s) by Keryx, (ii) Keryx breach of this Agreement, including any representations or warranties and, (iii) the storage and handling of Product by Keryx, except to the extent that such Losses from negligence or willful misconduct of any BioVectra Indemnitee or the failure of any BioVectra Indemnitee to abide by the terms of this Agreement. In the event a person or entity seeks indemnification under this Section 7.c. (each an “Indemnitee”), it shall: (i) inform the other Party (the “Indemnifying Party”) of a Third-Party Claim as soon as reasonably practicable (and in any event within 30 days) after it receives notice of the Third-Party Claim; (ii) shall permit the

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Indemnifying Party to assume direction and control of the defense of the Third-Party Claim (including the right to settle the claim solely for monetary consideration with no admission of fault and using legal counsel of its choice) at the Indemnifying Party’s expense; and (iii) shall cooperate as reasonably requested (at the expense of the Indemnifying Party) in the defense of the claim; provided, however, no Indemnitee, as applicable, shall be required to admit fault or responsibility in connection with any settlement. An Indemnitee’s failure to perform any obligations under this Section shall not relieve the Indemnifying Party of its obligations under this Section 7 except to the extent that the Indemnifying Party can demonstrate that it has been materially prejudiced as a result of such failure. An Indemnitee shall have the right participate in and observe the proceedings through its own separate legal counsel at its own expense.

d.
Disclaimer. Except as otherwise set forth above, neither Party makes any warranties, express or implied, with respect to the products, including, without limitation, any warranties of merchantability or fitness for a particular purpose. No representation or statement not expressly contained in this Agreement shall be binding upon a Party as a warranty or otherwise. The stated warranty is exclusive and in lieu of all other warranties provided by law.

8.	Insurance.

a.
BioVectra and Keryx will maintain comprehensive general liability insurance (which may be in the form of primary insurance and umbrella coverage), including product liability insurance against claims regarding the Products under this Agreement (at a minimum of [***] per occurrence and in the aggregate). Each Party shall maintain such insurance during the Term of this Agreement and, thereafter, for so long as it customarily maintains insurance for itself for similar products and activities, but in no event less than [***] years. Each Party shall cause the other Party to be named as an additional insured under such insurance and shall provide the other Party proof of such insurance upon request.    If requested each Party will give the other a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date, and the limits of liability. The insurance certificate will further provide for a minimum of [***]’ written notice to the insured of a cancellation of, or material change in, the insurance.

9.	Confidential Information; Intellectual Property

a.
Each of the Parties shall protect all information (“Confidential Information”) supplied or revealed to it by the other Party pursuant to this Agreement, and shall not directly or indirectly, disclose to any third party the other Party’s Confidential Information without the prior written consent of the such other Party or use such information except in the case of BioVectra to perform its obligations pursuant to this Agreement and in the case of Keryx to exercise its rights under this Agreement. Confidential Information shall include any and all non-public scientific, technical,

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

financial regulatory or business information, or data or trade secrets in whatever form (written, oral or visual) that is furnished or made available by the disclosing Party to the other Party, as the receiving Party whether marked in writing, or communicated in visual or oral form. Confidential Information of Keryx includes (i) Manufacturing Procedure, Keryx Supplied Materials, Keryx Technology and Improvements; (ii) development and marketing plans, regulatory and business strategies, financial information, and forecasts of Keryx; (iii) information regarding the Facility design and construction; and (iv) all information of third parties that Keryx has an obligation to keep confidential. Confidential Information of BioVectra includes (i) BioVectra Technology; (ii) capabilities, regulatory and business strategies, financial information; and (iii) all information of third parties that BioVectra has an obligation to keep confidential. Each Party shall take such steps as are reasonably required (including without limitation such steps as such Party takes to protect its own proprietary information) to protect the other Party’s Confidential Information from unauthorized disclosure or use. Product, Records and other reports and information provided by, or on behalf of, BioVectra to Keryx shall be deemed Confidential Information of Keryx, as to which Keryx shall be deemed the disclosing Party for purposes of this Agreement. The Parties acknowledge and agree that BioVectra and its employees shall have access to Confidential Information of Keryx (which may include information from its Affiliates, its licensors and third party business partners). For purposes of this Agreement, the terms of this Agreement shall be deemed to be Confidential Information of both Parties. Confidential Information also includes third-party confidential information supplied by receiving Party to disclosing Party hereunder.

b.
Nothing in this Section 9 shall be construed to impose a confidentiality obligation on a Party in connection with any Confidential Information to the extent such information can be shown by clear and convincing evidence: (i) is at the time of disclosure already known to the receiving Party (as clearly established by such Party’s prior written records); (ii) is at the time of disclosure or subsequently becomes part of the public domain through no fault, act or omission of the receiving Party; (iii) is subsequently disclosed to the receiving Party by a third party whose receipt and disclosure of such Confidential Information does not, constitute a violation of any confidentiality obligation; or (iv) is independently developed by the receiving Party by employees having no access to or knowledge of Confidential Information received. Further, a receiving Party shall be entitled to disclose the disclosing Party’s Confidential Information that is required by a court or government agency to be disclosed; provided that the receiving Party shall promptly provide the disclosing Party notice in writing of any proposed disclosure under this subsection and an opportunity to object to the disclosure or seek confidential treatment thereof. If so requested, the receiving Party shall provide reasonable assistance in opposing such disclosure or seeking a protective order or other limitations on disclosure. If, after providing such notice and assistance as required herein, the receiving Party remains legally required to disclose any Confidential Information, the receiving Party shall disclose no more than that portion of the Confidential Information which, on the

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

advice of the receiving Party’s legal counsel, is require to be disclosed and, upon the disclosing Party’s request, shall use commercially reasonable efforts to obtain assurances from the applicable court or agency that such Confidential Information will be afforded confidential treatment. Receiving Party may provide disclosing Party’s Confidential Information to its Affiliates, and to its and their directors, employees, consultants, contractors and agents; provided, however, that (i) any such Affiliates, directors, employees, consultants, contractors and agents are bound by written obligations of confidentiality with respect to the disclosing Party’s Confidential Information that are at least as restrictive as those set forth in this Agreement; (ii) receiving Party remains liable for the compliance of such Affiliates, employees, consultants, contractors and agents with such obligations; and (iii) in the case of BioVectra as the receiving Party, such disclosure is only to the extent necessary for BioVectra to carry out its obligations under this Agreement. Furthermore, during the Term, Keryx may disclose Confidential Information of BioVectra relating to the development and/or manufacture of Product to entities with whom Keryx a has (or may have) a marketing and/or development collaboration or to bona fide actual or prospective underwriters, investors, lenders or other financing sources or to potential acquirers of the business to which this Agreement relates, and who in each case have a specific need to know such Confidential Information and who are bound by a like obligation of confidentiality and restrictions on use.

c.
Keryx Technology. All rights to and interests in Keryx Technology (including all intellectual property rights therein) will remain solely with Keryx and no right or interest therein is transferred or granted to BioVectra under this Agreement. BioVectra acknowledges and agrees that it does not acquire a license or any other right to Keryx Technology except for the limited purpose of carrying out its duties and obligations under this Agreement and that such limited, non-exclusive, license will expire upon the completion of such duties and obligations or the termination or expiration of this Agreement, whichever is the first to occur.

d.
BioVectra Technology. All rights to and interests in BioVectra Technology will remain solely in BioVectra and, except as otherwise set forth in this Agreement, no right or interest therein is transferred or granted to Keryx under this Agreement. [***] BioVectra hereby grants to Keryx [***] right and license to Keryx and its Affiliates to use and modify BioVectra Technology, including the BV Drying Technology, to research, develop, manufacture, have manufactured, distribute, offer for sale, sell, market, and otherwise dispose of Product.

e.
Improvements. BioVectra agrees (i) to promptly disclose to Keryx all Improvements related to Keryx Technology; (ii) that all Improvements related to Keryx Technology (and all intellectual property rights related thereto) will be the sole and exclusive property of Keryx; and (iii) that BioVectra will assign and does assign all Improvements related to Keryx Technology (and all intellectual property rights related thereto) to Keryx (or its designee) without additional compensation to BioVectra. BioVectra will take such steps as Keryx may reasonably request (at

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Keryx’s expense) to vest in Keryx (or its designee) ownership of the Improvements related to Keryx Technology (and all intellectual property rights related thereto). In furtherance of the foregoing, BioVectra shall, upon request by Keryx, promptly undertake and perform (and/or cause its Affiliates and its and their respective employees and/or contractors to promptly undertake and perform, as applicable) such further actions as are reasonably necessary for Keryx to perfect its right, title and interest in and to any such Improvements (and all intellectual property rights associated therewith), including by causing the execution of any assignments or other legal documentation, and/or providing Keryx or its patent counsel with reasonable access to any employees or contractors who may be inventors of such Improvements (and any intellectual property rights associated therewith).

f.
Non-Exclusive License. [***] BioVectra agrees to grant to Keryx [***] [***] license, to use Improvements made solely by BioVectra personnel and that relate solely to BioVectra Technology, including the BV Drying Technology or the Confidential Information of BioVectra to research, develop, manufacture, have manufactured, distribute, offer for sale, sell, market, and otherwise dispose of Product.

g.
Patent Filings. Keryx will have the exclusive right and option, but not the obligation, to prepare, file, prosecute, maintain and defend, at its sole expense, any patents that claim or cover the Improvements (and any intellectual property rights associated therewith).

h.
Technology Transfer. If, during the Term, Keryx elects to manufacture Product, or to have Product manufactured by a third party (including but limited to in the event of termination of this Agreement), then BioVectra will provide to Keryx or its designee, all manufacturing information, including documentation, technical assistance, materials and cooperation, as Keryx or its designee may reasonably require in order to manufacture Product. Except for termination by Keryx under Sections 10.c or 11.g, Keryx will compensate BioVectra for such assistance at BioVectra’s FTE hourly rate, [***], (BioVectra’s FTE rate will be updated and posted to Keryx every [***]).

i.
Trademarks and Trade Names. Keryx and BioVectra hereby acknowledge that neither Party has, nor shall either Party acquire by reason of this Agreement, any interest or rights of use in any of the other Party’s trademarks, trade names, designs or logos unless otherwise expressly agreed in writing by the Parties. Notwithstanding the foregoing, Keryx shall have the right to use BioVectra’s trademarks, trade names, designs or logos, as may be required by Applicable Law (or as may otherwise be reasonably necessary) in connection with obtaining and maintaining Health Registrations for the Products or in connection with marketing and sale of Product (e.g., listing BioVectra as the manufacturer of product on the packaging, if applicable).

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

j.
No Rights/Remedies. All Keryx Confidential Information which BioVectra or its personnel shall obtain or be given access pursuant to or in connection with this Agreement shall be and remain the sole property of Keryx, and BioVectra shall have no rights or interests (except as expressly provided herein) to or in such Confidential Information. The Parties recognize and agree that an action for damages may be inadequate to enforce the restrictions and rights set forth in this Section 9. BioVectra’s breach or threaten breach of this Section 9 may cause immediate and irreparable harm and unascertainable damages to Keryx. The Parties agree that in the event of any breach or threatened breach of this Section 9, Keryx shall be entitled, in addition to any other right or remedy it may have at law or in equity, to seek and obtain injunctive relief, without the need to post bond or other security or show monetary damages.

10.	Term and Termination

a.
The Agreement will commence on the Effective Date and end on the later of [***], or [***], as such is notified by Supply Committee as described herein, unless terminated earlier as provided herein (“Initial Term”). This Agreement will automatically renew after the Initial Term for successive terms of [***] unless either Party gives written notice to the other Party of its intention to terminate this agreement at least [***] prior to the end of the then current term (collectively, the Initial Term and any extensions thereof, the “Term”).

b.	Keryx may terminate the Agreement for the reasons set out below in this Section 10.b.:

i.
Due to loss of, or inability of Keryx to obtain, Health Registrations to market the Product in the United States by giving BioVectra sixty (60) days’ prior written notice (or such shorter period if required pursuant to the related Authority action); or

ii.
At any time by giving BioVectra sixty (60) days’ prior written notice (or such shorter period if required pursuant to the following Authority action) in the event that any Authority causes the permanent withdrawal of the Product from the United States or takes any action or raises any objection, that prevents Keryx from developing, importing, exporting, purchasing, selling or otherwise commercializing the Product; or

iii.
Within [***] days of its awareness, Keryx will notify BioVectra if a party has filed an abbreviated new drug application (“ANDA”) with a Paragraph IV certification, certifying against current or future Orange Book-listed patents related to Keryx’s final drug product. Keryx will provide BioVectra immediate notice, after Keryx’s awareness, if the FDA has approved a drug product pursuant to an ANDA for a version of Auryxia, in any dosage form, that is identified

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations as therapeutically equivalent (i.e., that is identified with an “A” therapeutic equivalence rating) (“Generic Entry”). After [***], the Parties may proceed to the following market erosion mitigation plan. After [***] from receipt of notice of Generic Entry (or from [***] if Generic Entry has already occurred), the Parties will evaluate the market share of Auryxia and, if the market share of Auryxia has eroded by greater than [***], BioVectra will reduce Minimum Order Quantity obligation by [***], and reduce the price of Product by [***]. Thereafter on Keryx providing [***]’ notice with verification that the market share has eroded by greater than [***], BioVectra will reduce Minimum Order Quantity obligation by [***] of the original Minimum Order Quantity with price of Product remaining at the [***] reduced price. Thereafter, Keryx may terminate the Agreement by providing [***]’ notice with verification that the market share has eroded by greater than [***]. Notwithstanding the above, at any point after [***], Keryx may terminate the Agreement on ninety days’ notice with verification that the market share of Auryxia has eroded by greater than [***]. Once notification of Generic Entry has been given, BioVectra will have the ability to manage manufacturing schedule, to efficiently meet decreasing Product demands. In addition, after notification of Generic Entry, BioVectra has the right to use the Facility as long as any use of the Facility does not interfere with Keryx’s quality and regulatory requirements for Product.

iv.
Keryx will notify BioVectra in writing as soon as practicable, in the event of a sale of all or substantially all the assets of Keryx, any merger, consolidation or acquisition of Keryx with, by or into another corporation, entity or person, or any change in the ownership of more than fifty percent (50%) of the voting capital stock of Keryx in one or more related transactions. After notice of any such change of control, the Parties, through the Supply Committee, will meet with representatives of the new entity to ensure continued obligations under this Agreement. Thereafter, but not before [***], Keryx may terminate this Agreement by giving BioVectra twelve (12) months’ prior written notice. Thereafter, but not before [***], BioVectra may terminate this Agreement by giving Keryx, thirty-six (36) months’ notice.

c.	Either Party may terminate this Agreement:

i.
For breach by the other Party of any of its material obligations under this Agreement: (A) upon ninety (90) days’ prior written notice to the other, if such default occurs prior to Substantial Completion and during such ninety

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(90) day notice period the default is not corrected to the reasonable satisfaction of the non-defaulting Party; or (B) upon sixty (60) days’ prior written notice to the other, if such default occurs on or after Substantial Completion and during such sixty (60) day notice period the default is not corrected to the reasonable satisfaction of the non-defaulting Party;

ii.	If a Party has entered into or committed any act of liquidation, bankruptcy, insolvency, receivership, or assignment for the benefit of creditors, to the extent such act is permitted by law.

d.	Upon termination of this Agreement prior to Substantial Completion, the following shall apply:

i.
BioVectra will, as promptly as practicable, cease work on the Facility construction and make available for collection by Keryx, FCA: Charlottetown, PE [***], all results and information resulting from the Facility construction and any other (whether in written or electronic form) that are then in BioVectra’s possession and that are the property of Keryx in accordance with this Agreement;

ii.
Except for termination by Keryx under Sections 10.c or 11.g, Keryx will, as promptly as practicable, pay all earned but unpaid fees and charges on Facility construction performed as of the date of termination;

iii.
Except for termination by Keryx under Sections 10.c or 11.g, Keryx will, as promptly as practicable, pay to BioVectra actual incurred costs for the Equipment including, if applicable, installation and delivery costs; and

iv.
Except for termination by Keryx under Sections 10.c or 11.g Keryx will, as promptly as practicable, pay to BioVectra the following costs (“Construction Termination Costs”): (i) all actual reasonable costs incurred by BioVectra to complete activities associated with the completion, expiry or termination including, without limitation, reasonable contractor or third party cancellation fees or penalties, disposal fees that may be payable for any materials and supplies, and if applicable, employee termination expenses; and (ii) all and any non-cancellable obligations to third parties that were previously authorized by Keryx in writing. Employee termination expenses shall only apply to staff at least [***] FTE dedicated to manufacturing the Product that cannot be deployed elsewhere. Keryx will not cover or reimburse costs for contingent offers or recruitment fees.

v.
BioVectra will use commercially reasonable efforts to mitigate the costs in Sections 10.d.ii., iii. and iv. BioVectra will further provide Keryx with all documentation Keryx shall require to substantiate these costs. Prior to any amounts being due and payable to BioVectra under this Section, BioVectra shall provide to Keryx a detailed summary of these costs, payable as to undisputed amount by Keryx to BioVectra within [***] days of Keryx’s receipt of such detailed summary.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

vi.
If the sum of the monetary amounts associated with each of Sections 10.d ii., iii. and iv. is less than the sum of the amounts paid by Keryx via the price premiums under the [***] and any amounts paid by Keryx under this Agreement up to the termination date, then BioVectra will, as promptly as practicable, pay the difference back to Keryx.

e.	Upon expiration or termination of this Agreement at or after Substantial Completion, the following shall apply:

i.
Except for termination by Keryx under Sections 10.b.i., 10.b.ii., 10.c or 11.g, Keryx will, as promptly as practicable, pay to BioVectra the unpaid portion, if any, of the [***]. For termination by Keryx under Sections 10.b.i., 10.b.ii., 10.c or 11.g, Keryx will, as promptly as practicable, pay to BioVectra the Facility Reimbursement Fee multiplied by the quantity of Product that has been delivered and invoiced (but not yet paid for by Keryx) up to the effective termination date, at the current rate on the termination notification date.

ii.	For termination by Keryx under Section 10.b.iv. and for termination by BioVectra under Section 10.c., Keryx will pay BioVectra [***].

iii.
Except for termination by Keryx under Sections 10.c or 11.g, Keryx will pay amounts for Product manufactured pursuant to existing purchase orders, amounts for work in progress, materials and supplies inventory (to the extent the costs can’t be recovered through returns/resale), reasonable wind-down expenses (including employee termination expenses for staff at least [***] FTE dedicated to manufacturing the Product that cannot be deployed elsewhere and not including contingent offers or recruitment fees), and non-cancellable obligations to third parties that were previously authorized by Keryx in writing. If the foregoing wind-down expenses and non-cancellable obligations are covered by Keryx’s payment of the Facility Reimbursement Fee or Facility Reimbursement Payment under Section 10.e.i., no additional payments therefor will be due by Keryx. BioVectra will use commercially reasonable efforts to mitigate the foregoing expenses. BioVectra shall invoice Keryx for all such expenses incurred under this Section, along with supporting documentation for such expenses, within [***] days of the termination date. Prior to any amounts being due and payable to BioVectra under this Section, BioVectra shall provide to Keryx a detailed summary of such, payable as to undisputed amount by Keryx to BioVectra within [***] of Keryx’s receipt of such detailed summary. Keryx shall pay such amounts within [***] days of receipt of a proper invoice and conforming documentation.

iv.
Except termination by Keryx pursuant to Section 10.b.iii. and for termination by BioVectra under Section 10.c., Keryx shall have the option (in its discretion) to either: (A) cancel all outstanding purchase orders; or (B) require BioVectra to continue to supply Product in accordance with purchase

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

orders submitted prior to the termination or expiration of this Agreement (which supply shall be in accordance with the terms and conditions of this Agreement). For termination under Section 10.b.iv. BioVectra will continue to supply Product to Keryx during the notice period referred to in Section 10.b.iv. and Keryx will be accountable for Minimum Order Quantities during such notice period.

v.
Except termination by Keryx pursuant to Sections 10.b.ii and 10.b.iii and for termination by BioVectra under Section 10.c., at the election of Keryx, BioVectra shall continue to supply Product to Keryx on the terms and conditions set forth herein until the earlier of: (i) such time as Keryx notifies BioVectra that Keryx has achieved alternative manufacturing arrangements which are presently capable of manufacturing the applicable Products, or (ii) six (6) months.

vi.
Except termination by Keryx pursuant to Sections 10.b.ii and 10.b.iii and for termination by BioVectra under Section 10.c and upon written request from Keryx to BioVectra, pursuant to Section 9.h. above BioVectra shall transfer to Keryx and/or its designee any and all Keryx Technology and Improvements in BioVectra’s possession and shall provide to Keryx and/or its designee BioVectra Technology (but excluding the BV Drying Technology) so as to permit Keryx and/or its designee(s) to produce/manufacture Products with such technical assistance being provided in accordance with a plan provided to BioVectra by Keryx at BioVectra’s FTE hourly rate, [***], (BioVectra’s FTE rate will be updated and posted to Keryx every [***]). To the extent transferable, BioVectra shall also transfer any license(s) obtained specifically for the production/manufacture of Products under this Agreement. BioVectra hereby grants to Keryx a [***] license, [***] any and all BioVectra Technology [***] to make, have made, use, offer for sale, sell, and import Products, which license shall survive termination of this Agreement.

vii.
BioVectra shall thereafter not use in any manner whatsoever any trademarks, service marks, names, logos, designs or trade dress of Keryx or any of its Affiliates, or any other Keryx Technology or any Confidential Information of Keryx.

viii.
Except in order to fulfill its obligations to manufacture and supply Products to Keryx following expiration or termination of this Agreement as expressly set forth in this Section, BioVectra shall immediately cease the manufacture of any Product(s) as of the date of the notice of termination.

ix.
Upon the written request of Keryx, BioVectra shall return to Keryx (or its designee), or destroy, all remaining Keryx Supplied Materials, as requested by Keryx. BioVectra shall perform any such destruction (if destruction was requested by Keryx) in compliance with all Applicable Law.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

f.
Return of Keryx Supplied Materials and other Information. Upon termination or expiration of this Agreement, or at any time during the Term, in each case upon Keryx’s written request, BioVectra shall promptly deliver to Keryx, at Keryx’s expense: (a) all unused Keryx Supplied Materials in BioVectra’s (or any of its Affiliate’s) possession or control; (b) all documentation and all copies thereof in whatever form or medium in BioVectra’s (or any of its Affiliate’s) possession or control relating to the Product, CMCs, Specifications, or Keryx Technology or Improvements other than any documentation which BioVectra must retain for such period of time as required by Applicable Law (as to which copies shall be provided to Keryx); and (c) all other Confidential Information of Keryx and any and all other Records, documents and materials (and all copies thereof) in BioVectra’s (or any of its Affiliate’s) possession or control relating to Product and/or containing any Confidential Information of Keryx other than any Confidential Information which BioVectra must retain for such period of time as required by Applicable Law (as to which copies shall be provided to Keryx); provided, however, that the provisions of this Agreement relating to such Confidential Information shall apply to such Confidential Information for so long as it is so retained notwithstanding the expiration or termination of this Agreement.

g.
Inventories. Upon expiration or termination of this Agreement, Keryx at its discretion (i) may obtain from BioVectra any existing inventories of Product ordered under this Agreement that conforms to the Specifications and the other Manufacturing Requirements, at the price for such Product set forth in the Agreement; and (ii) may either (A) purchase any such Product in process held by BioVectra as of the date of the termination, at a price to be mutually agreed (it being understood that such price will reflect, on a pro rata basis, work performed and non-cancelable out-of-pocket expenses actually incurred by BioVectra with respect to the manufacture of such in-process Product); or (B) direct BioVectra to dispose of such material at Keryx’s cost.

11.	General Provisions

a.
Governing Law; Exclusive Jurisdiction/Venue. The rights and obligations of the Parties under this Agreement, and any disputes arising out of or relating to this Agreement, shall be governed by and interpreted in accordance with the laws of the state of [***], without regard to application of any conflicts of laws provisions that would otherwise apply the substantive law of any other jurisdiction. The Parties expressly reject any application to this Agreement of (a) the United Nations Convention on Contracts for the International Sale of Goods; and (b) the 1974 Convention on the Limitation Period in the International Sale of Goods, as amended by that certain Protocol, done at Vienna on April 11, 1980. Any legal action or proceeding concerning the validity, interpretation and enforcement of this Agreement, matters arising out of or related to this Agreement or its making, performance or breach, or related matters will be brought exclusively in the state and federal courts located in the [***]. The Parties consent to the exclusive

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

jurisdiction of those courts and waive any objection to the propriety or convenience of such venues.

b.
Relationship of Parties. The relationship of BioVectra to Keryx under this Agreement is intended to be that of independent contractor. Nothing contained in this Agreement is intended or is to be construed so as to constitute BioVectra and Keryx as employer/employee or principal/agent, or the employees or the agents of any Party hereto as employees or agents of the other Party hereto. Neither Party hereto has any express or implied right or authority under this Agreement to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement, or undertaking with any third party, other than the successors and permitted assigns of the respective Parties hereto.

c.
Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, that either Party may, without such consent, but with notice to the other Party, assign this Agreement, in whole or in part, (i) in connection with the transfer or sale of all or substantially all of its assets or the line of business or Product to which this Agreement relates; (ii) to a successor entity or acquirer in the event of a merger, consolidation or change of control; or (iii) to any Affiliate. Any purported assignment in violation of the preceding sentence will be void. Any permitted assignee will assume the rights and obligations of its assignor under this Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns. No transfer or assignment will relieve the transferor or assignor of any liability or obligations hereunder. BioVectra may not subcontract with any third party, including any Affiliate of BioVectra, to perform any of its obligations under this Agreement or the Quality Agreement without the prior written consent of Keryx. BioVectra will be solely responsible for the performance of any permitted subcontractor, and for costs, expenses, damages, or losses of any nature arising out of such performance as if such performance had been provided by BioVectra itself under this Agreement. BioVectra will cause any such permitted subcontractor to be bound by, and to comply with, the terms of this Agreement, as applicable, including all confidentiality, quality assurance, regulatory and other obligations and requirements of BioVectra set forth in this Agreement.

d.
Severability. In the event any provision of this Agreement shall be invalid, void, illegal, or unenforceable, the remaining provisions hereof nevertheless will continue in full force and effect without being impaired or invalidated in any way. Each provision in this Agreement is independent and severable from the others, and no provision will be rendered unenforceable because any other provision is found by a proper authority to be invalid or unenforceable in whole or in part. If any provision of this Agreement is found by such an authority to be invalid or unenforceable in whole or in part, such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision and the intent of the Parties, within the limits of Applicable Law.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

e.
Survival. Expiration or termination of this Agreement for any reason will not relieve either Party of any obligation accruing prior to such expiration or termination. Unless expressly specified to the contrary in this Agreement, no remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law or at equity. The rights and obligations of the Parties set forth herein which, either explicitly state they survive or by their nature should survive termination or expiration of this Agreement, will survive any such termination or expiration, including without limitation those respecting confidentiality, intellectual property, indemnification, warranties, governing law and jurisdiction and notices.

f.
Notices. All notices under this Agreement shall be in writing and, other than purchase orders and invoices, which may be sent by email, shall be deemed given if sent by certified or registered first class mail, postage prepaid, or commercial express courier (return receipt or confirmation of delivery requested), or by personal delivery to the Party to receive such notices or other communications called for by this Agreement at the following addresses for a Party as shall be specified by such Party by like notice:

If to BioVectra:
BioVectra Inc.
11 Aviation Avenue
Charlottetown, PE C1E 0A1
Canada
Email: orders@biovectra.com (for purchase orders and invoices only)
Attention: Legal Department

If to Keryx:
Keryx Biopharmaceuticals, Inc.
Attention: CEO
Address: One Marina Park Drive, 12th Floor
Boston, MA 02210 USA
One Marina Park Drive, 12th Floor, Boston, MA 02210
Email: purchasing@keryx.com(for purchase orders only) and accountspayable@keryx.com (for invoices only)

With a cc. at the above address to attention General Counsel

g.
Force majeure.     Either Party shall be excused from the performance of its obligations hereunder, or such performance may be delayed, by force majeure causes beyond its reasonable control, including without limitation, acts of God, war, riot, epidemic, fire, flood, insurrection, military authorities, or failure of transportation or communication (“force majeure”), provided that if such nonperformance continues for more than [***] days, the other Party may terminate the Agreement upon written

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

notice. The Party affected by any force majeure will promptly notify the other Party, explaining the nature, details and expected duration of the force majeure. Such Party will also notify the other Party from time to time as to when the affected Party reasonably expects to resume performance in whole or in part of its obligations under this Agreement, and to notify the other Party of the cessation of any such force majeure. A Party affected by force majeure will use its reasonable efforts to remedy, remove, or mitigate such force majeure and the effects of it with all reasonable dispatch. If a Party anticipates that force majeure may occur, such Party will notify the other Party of the nature, details and expected duration of the force majeure. Upon termination of the force majeure, the performance of any suspended obligation or duty will promptly recommence.

h.
Limited Liability. Except in the case of a Party’s indemnification obligations hereunder, breach of the confidentiality or intellectual property provisions of this Agreement, or gross negligence or willful misconduct (all the foregoing, the “Exceptions”), in no event shall either Party be liable to the other Party for lost profits, loss of goodwill, or any special, indirect, consequential or incidental damages, however caused and on any theory of liability, arising in any way out of the Agreement. This limitation shall apply even if a Party has been advised of the possibility of such damages, and notwithstanding any failure of essential purpose of any limited remedy. Except for cases of Exceptions, a Party’s total liability under this Agreement shall not exceed the greater of (i) [***], which represents [***], or (ii) the amounts paid and payable by Keryx under this Agreement in the full [***] period preceding the date when the liability in question first arose. The limitations set forth herein shall not apply to claims for (i) death or personal injury caused by a Party’s negligence; or (ii) a Party’s fraud or fraudulent misrepresentation.

i.
Third Party Beneficiaries. Other than Indemnitees with regard to indemnification under Section 7.c., nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities.

j.
Further Actions. BioVectra agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, requested by Keryx as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

k.
Public Statements. Except to the extent required by applicable law or regulation or the rules of any stock exchange or listing agency, BioVectra will not make any public statement or release concerning this Agreement or the transactions contemplated by this Agreement, or use Keryx’s name or the name of any Affiliate of Keryx in any form of advertising, promotion or publicity, without obtaining the prior written consent of Keryx.

l.
Entire Agreement, Modification, Waivers. This Agreement, which includes the Appendices and Exhibits attached hereto (including the Quality Agreement) that are incorporated herein by reference, and any purchase orders issued by Keryx and

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

accepted by BioVectra constitute the full and entire understanding and agreement of the Parties hereto with regard to the subject matter hereof, and supersede all prior agreements and understandings, written or oral, between the Parties with respect to the such subject matter. For the avoidance of doubt, nothing herein shall be deemed to modify or revise the Manufacture and Supply Agreement, which remains in full force and effect in accordance with its terms. This Agreement may not be amended except by a written instrument signed by the Parties hereto. Any delay in enforcing a Party’s rights under this Agreement, or any waiver as to a particular default or other matter, will not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written waiver relating to a particular matter for a particular period of time signed by an authorized representative of the waiving Party, as applicable. The section headings are included solely for convenience of reference and will not control or affect the meaning or interpretation of any of the provisions of this Agreement.

m.
Counterparts; Facsimile/PDF Signatures. This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. Executed signatures pages to this Agreement may be delivered by facsimile or a portable document format (PDF) copy sent by e-mail and such facsimiles or PDFs shall be deemed as if actual signature pages had been delivered.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Signed on behalf of	Signed on behalf of
BioVectra Inc	Keryx Biopharmaceuticals, Inc.

By: /s/ [***]	By: /s/ Gregory P. Madison
Name: [***]	Name: Gregory P. Madison

Date: December 8, 2017	Date: December 11, 2017

By: /s/ Scott A. Holmes
Name: Scott A. Holmes

Date: December 11, 2017

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX 1

Product and Price Schedule

Annual Stacked Tiered Pricing Schedule:

Price (USD)
Validation Product	[***]
Post Validation Pricing	[***]
[***]
[***]
[***]
Facility Reimbursement Fee	[***]
If BioVectra can demonstrate that its cost of manufacture has increased by more than [***] due to price increases in raw materials or utilities, then it shall bring such evidence to the Supply Committee for review and a decision on how to proceed. The Facility Reimbursement Fee is not subject to any price increase.

*For Product on purchase orders submitted during the Pay Back Period ([***]), the Facility Reimbursement Fee will be added to the per kilogram price of Product. For Product on purchase orders submitted after the Pay Back Period ([***]), the Facility Reimbursement Fee will not apply.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX 2 SPECIFICATIONS

[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX 3 – QUALITY AGREEMENT

[***]
75728805v.1

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.